Exhibit 10.2

SIXTH AMENDMENT
TO THE
ENSCO INTERNATIONAL INCORPORATED
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective as of the twenty-ninth day of June, 2009, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company has adopted the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "Plan") effective January 1, 2005; and

WHEREAS, the Executive Compensation Subcommittee of the Nominating, Governance and Compensation Committee of the Board of Directors of the Company by its Unanimous Written Consent has approved this Sixth Amendment to the Plan to be effective as of June 29, 2009;

NOW, THEREFORE, in consideration of the premises and the covenants therein contained, the Company hereby adopts the following Sixth Amendment to the Plan:

Section 3(b)(xvi) of the 2005 Long-Term Incentive Plan is hereby amended, effective as of June 29, 2009, to read as follows:

(xvi) Waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Options, as described in Section 6(h), may not be waived;
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Sixth Amendment to be executed effective as first above written.
ENSCO INTERNATIONAL INCORPORATED /s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President